REAL ESTATE PURCHASE AGREEMENT

                               (Unimproved Lands)


        THIS AGREEMENT is made as of the 15th day of August, 1995, between Charles L. & Mary R. Cooper, individuals ("Seller"), RRC ACQUISITIONS, INC., a Florida corporation, its designees, successors and assigns ("Buyer"), and ULMER, MURCHISON, ASHBY & TAYLOR, a professional association organized under the laws of Florida ("Escrow Agent").

                                   Background

        Buyer wishes to purchase certain unimproved lands in Leon County, Florida, located at Weems Road & U.S. 90 East in Tallahassee, FL, owned by Seller, consisting of approximately 9.9 acres, more particularly described in Exhibit "A" (the "Property");

        Seller wishes to sell the Property (as hereinafter defined) to Buyer;

        In consideration of the mutual agreements herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, Seller agrees to sell and Buyer agrees to purchase the Property on the following terms and conditions:

                                 1. DEFINITIONS

        As used in this Agreement, the following terms shall have the following meanings:

        1.1 Closing means generally the execution and delivery of those documents and funds necessary to effect the sale of the Property by Seller to Buyer.

        1.2    Closing Date means the date on which the Closing occurs.

        1.3 Earnest Money Deposit means the deposits delivered by Buyer to Escrow Agent prior to the Closing under Sections 2.2 and 3.1(a) of this Agreement, together with the earnings thereon, if any.

        1.4 Escrow Agent means the party described as such in the introductory paragraph hereof and any successor escrow agent.

                                             -16-
        1.5 Environmental Law means any current legal requirement in effect at the Closing Date pertaining to (a) the protection of health, safety, and the indoor or outdoor environment, (b) the conservation, management, protection or use of natural resources and wildlife, (c) the protection or use of source water and groundwater, (d) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, Release, threatened Release, abatement, removal, remediation or handling of, or exposure to, any Hazardous Material or (e) pollution (including any Release to air, land, surface water, and groundwater); and includes, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 USC 9601 et seq., Solid Waste Disposal Act, as amended by the Resource Conservation Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 USC 6901 et seq., Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 USC 1251 et seq., Clean Air Act of 1966, as amended, 42 USC 7401 et seq., Toxic Substances Control Act of 1976, 15 USC 2601 et seq., Hazardous Materials Transportation Act, 49 USC App. 1801, Occupational Safety and Health Act of 1970, as amended, 29 USC 651 et seq., Oil Pollution Act of 1990, 33 USC 2701 et seq., Emergency Planning and Community Right-to-Know Act of 1986, 42 USC App. 11001 et seq., National Environmental Policy Act of 1969, 42 USC 4321 et seq., Safe Drinking Water Act of 1974, as amended by 42 USC 300(f) et seq., and any similar, implementing or successor law, any amendment, rule, regulation, order or directive, issued thereunder.

        1.6  Governmental   Approval  means  any  permit,   license,   variance,
certificate, consent, letter, clearance, closure, exemption, decision, action or approval of a governmental authority.

        1.7 Hazardous Materials means any "hazardous substance" as defined in any Environmental Law in effect at the pertinent date or dates.

        1.8 Improvements means any buildings, structures or other improvements situated on the Real Property.

        1.9 Inspection Period means the period of time which expires at the end of business on the one hundred fiftieth (150th) day after the date by which Buyer, Seller and Escrow Agent have properly executed and delivered this Agreement.. If such expiration date is a weekend or national holiday, the inspection period shall expire at the end of business on the next immediately succeeding business day.

     1.10 Permitted Exceptions means only the following interests, liens and encumbrances:

               (a)    Liens for ad valorem taxes not yet due;

               (b)    Other matters determined by Buyer to be acceptable.

        1.11 Property means the lands described in Exhibit "A" together with all appurtenances thereto.

        1.12 Prorated means the allocation of items of expense or income between Buyer and Seller based upon that percentage of the time period as to which such item of expense or income relates which has expired as of the date at which the proration is to be made.

        1.13 Purchase Price means the consideration agreed to be paid by Buyer to Seller for the purchase of the Property as set forth in Section 2.1 (subject to adjustments as provided herein).

        1.14 Buyer means the party identified as Buyer on the initial page hereof and its designees, successors and assigns.

        1.15 Survey means a map of a stake survey of the Real Property which shall comply with Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys, jointly established and adopted by ALTA and ACSM in 1992, and includes items 1, 2, 3, 4, 6, 7, 8, 9, 10 and 11 of Table "A" thereof, which meets the accuracy standards (as adopted by ALTA and ACSM and in effect on the date of the Survey) of an urban survey, which is dated not earlier than thirty (30) days prior to the Closing, and which is certified to Buyer, Seller, the Title Insurance company providing Title Insurance to Buyer, and Buyer's lender, and dated as of the date the Survey was made.

     1.16 Seller means the party identified as Seller on the initial page hereof.

        1.17 Title Defect means any exception in the Title Insurance Commitment or any matter disclosed by the Survey, other than a Permitted Exception.

        1.18 Title Insurance means an ALTA Form B Owners Policy of Title Insurance for the full Purchase Price insuring marketable title in Buyer in fee simple, subject only to the Permitted Exceptions, issued by a title insurer acceptable to Buyer.

        1.19 Title Insurance Commitment means a binder whereby the title insurer agrees to issue the Title Insurance to Buyer.

                          2. PURCHASE PRICE AND PAYMENT

        2.1    Purchase Price; Payment.

               (a) Purchase Price and Terms. The total Purchase Price for the Property shall be Nine Hundred Fifty Thousand Dollars ($950,000) (the "Purchase Price") (subject to adjustment as provided herein). The Purchase Price shall be payable in cash at Closing.

               (b) Adjustments to the Purchase Price. The Purchase Price shall be adjusted as of the Closing Date by subtracting the portion of the Closing year's ad valorem real property taxes for the period from January 1, of that year, through the Closing Date (if the amount of the current year's property taxes are not available on the Closing Date, such taxes will be prorated based upon the prior year's assessment); and any other items customarily pro rated in a transaction of this nature.

        2.2 Earnest  Money  Deposit.  An Earnest  Money Deposit in the amount of
$1,000.00 shall be delivered to Escrow Agent within three (3) days after execution and delivery of this Agreement by all parties. An additional Earnest Money Deposit in the amount of S10,000.00 shall be payable by Buyer to Escrow Agent within three (3) days after the conclusion of the Inspection Period unless this Agreement is terminated in accordance with Section 3.1(a) hereof. This Agreement may be terminated by Seller if the Earnest Money Deposit is not received by Escrow Agent by such deadline. The Earnest Money Deposit paid by Buyer shall be held as specifically provided in this Agreement and shall be applied to the Purchase Price at the Closing.

        2.3    Closing Costs.

               (a)    Seller shall pay:

     (1) Seller's attorneys' fees relating to the sale of the Property;

     (2) Documentary stamp taxes imposed by the State of Florida and/or other governmental entities upon the transactions contemplated hereby;

                      (3)    Cost of the Survey;

                      (4)    Cost of satisfying any liens on the Property;

     (5) Cost of title insurance and the costs, if any, of curing title defects and recording any curative title documents; and

     (6) All broker's commissions, finders' fees and similar expenses incurred in connection with the sale of the Property.

          (b)    Buyer shall pay:

                      (1)    Buyer's attorneys' fees;

                      (2)    Cost of Buyer's due diligence inspection;

     (3) Costs of the Phase 1 environmental site assessment to be obtained by Buyer; and

                      (4)    Cost of recording the deed.

     2.4 Prorations. Matters of income and expense shall be prorated as of the Closing Date.

                        3. INSPECTION PERIOD AND CLOSING

        3.1    Inspection Period.

               (a) Buyer agrees that it will have the Inspection Period to physically inspect the premises, and to otherwise conduct its due diligence review of the Property and all books, records and accounts of Seller related thereto. Buyer hereby agrees to indemnify and hold Seller harmless from any damages, liabilities or claims for property damage or personal injury arising out of such inspection and investigation by Buyer or its agents or independent contractors. Within the Inspection Period, Buyer may, in its sole discretion and for any reason or no reason, elect to go forward with this Agreement to closing, which election shall be made by notice to Seller given within the Inspection Period. If such notice is not timely given, this Agreement and all rights, duties and obligations of Buyer and Seller hereunder, except any which expressly survive termination, shall terminate and Escrow Agent shall forthwith return to Buyer the Earnest Money Deposit. If Buyer so elects to go forward, the Earnest Money Deposit shall not be refundable except upon the terms otherwise set forth herein. The Inspection Period may be extended by Buyer for Two successive periods of thirty (30) days each, by written notice to Seller given within the Inspection Period, as extended, as the case may be. Each such written notice of extension shall be accompanied by payment of One Thousand Dollars ($1,000.00) for each extension of the Inspection Period, each of which, when made, shall become part of the Earnest Money Deposit for all purposes.

               (b) Buyer, through its officers, employees and other authorized representatives, shall have the right to reasonable access to the Property and to all records of Seller related thereto (including without limitation title information, surveys, environmental testing and assessments reports and other information concerning the condition of the Property), at reasonable times during the Inspection Period for the purpose of inspecting the Property, taking soil borings, conducting Hazardous Materials inspections and reviewing the books and records of Seller concerning the Property. Seller shall cooperate with and assist Buyer in making such inspections and reviews; and Seller shall make available to Buyer such of the foregoing as may be in Seller's possession. Seller shall give Buyer any authorizations which may be required by Buyer in order to gain access to records or other information pertaining to the Property or the use thereof maintained by any governmental or quasi-governmental authority or organization. Buyer, for itself and its agents, agrees not to enter into any contract with existing tenants without the written consent of Seller if such contract would be binding upon Seller should this transaction fail to close. Buyer shall have the right to have due diligence interviews and other discussions or negotiations with tenants.

        3.2 Hazardous Material. During the Inspection Period Buyer may cause a "Phase 1" assessment of the Property to be made, and a copy of any report shall be submitted to Buyer and Seller promptly upon its completion, if made. If the inspection report discloses the existence of any Hazardous Material, Buyer may notify Seller in writing, within fifteen (15) business days after receipt of the Phase 1 assessment report (whether or not such date falls within the Inspection Period) that it elects to terminate this Agreement, whereupon the Agreement shall terminate and Escrow Agent shall return to Buyer its Earnest Money Deposit.

        3.3 Time and Place of Closing. Unless otherwise agreed in writing by the parties, the Closing shall take place at the offices of Escrow Agent in Jacksonville, Florida, at 10:00 A.M. on the date which is the Thirtieth (30th) day following the expiration of the Inspection Period, as extended, as the case may be, as provided in Section 3.1(a). Buyer shall have One (1) successive options to postpone the Closing Date, each for another thirty (30) days, provided Buyer notifies Seller of its intention to postpone prior to Closing (as so postponed), and with respect to each postponement deposits and additional $ 5,000.00 with Escrow Agent, each of which shall become a part of the Earnest Money Deposit for all purposes.

                    4.  WARRANTIES, REPRESENTATIONS AND COVENANTS OF SELLER

        Seller warrants and represents as follows as of the date of this Agreement and as of the Closing and where indicated covenants and agrees as follows:

        4.1 Organization; Authority. Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of its organization and the state in which the Shopping Center is located, and has full power and authority to enter into and perform this Agreement in accordance with its terms, and the persons executing this Agreement and other Transaction Documents have been duly authorized to do so on behalf of Seller.

        4.2  Authorization;   Validity.  The  execution  and  delivery  of  this
Agreement and the consummation of the transactions contemplated by this Agreement have been duly and validly authorized by the Board of Directors of Seller. This Agreement has been duly and validly executed and delivered by Seller and (assuming the valid execution and delivery of this Agreement by Buyer) constitutes a legal, valid and binding agreement of Seller enforceable against it in accordance with its terms.

     4.3 Title. Seller is the owner in fee simple of all of the Property, subject only to the Permitted Exceptions.

        4.4 Commissions. Seller has neither dealt with nor does it have any knowledge of any broker or other party who has or may have any claim against Seller, Buyer or the Property for a brokerage commission or finder's fee or like payment arising out of or in connection with the transaction provided herein, other than Southgroup Properties, whose commissions will be paid by Seller.

        4.5 Sale Agreements. The Property is not subject to any outstanding agreement(s) of sale, option(s), or other right(s) of third parties to acquire any interest therein, except for Permitted Exceptions and this Agreement.

        4.6 Litigation. There is no litigation or proceeding pending, or to the best of Seller's knowledge, threatened against Seller relating to the Property.

     4.7 Leases. There are no Leases affecting the Property, either oral or written.

        4.8 Contracts. There are no management, service, maintenance, utility or other contracts or agreements affecting the Property, oral or written, which extend beyond the Closing Date and which would bind Buyer or encumber the Property after the Closing.

        4.9 Maintenance and Operation of Property. From and after the date hereof and until the Closing, Seller covenants to keep and maintain and operate the Property substantially in the manner in which it is currently being maintained and operated and covenants not to cause or permit any waste of the Property nor undertake any action with respect to the operation thereof without Buyer's prior written consent.

        4.10 Intangibles and Zoning. Seller has paid all impact fees, assessments, and other charges affecting or relating to the Property. The Property is properly zoned for use as a _______________________________ and is neither subject to any development of regional impact ("DRI)" development order under Chapter 380, Florida Statutes, nor is it subject to aggregation with any other property of Seller or with any property which heretofore was subject to a DRI development order. The proposed use of the Property as a Shopping Center is consistent with the land use designation for the Property under the comprehensive plan or plans applicable thereto, and all concurrency requirements have been satisfied.

        4.11 Condemnation. Neither the whole nor any portion of the Property, including access thereto or any easement benefiting the Property, is subject to temporary requisition of use by any governmental authority or has been condemned, or taken in any proceeding similar to a condemnation proceeding, nor is there now pending any condemnation, expropriation, requisition or similar proceeding against the Property or any portion thereof. Seller has received no notice nor has any knowledge that any such proceeding is contemplated.

        4.12 Governmental Matters. Seller has not entered into any commitments or agreements with any governmental authorities or agencies affecting the Property that have not been disclosed in writing to Buyer and Seller has received no notices from any such governmental authorities or agencies of uncured violations at the Property of building, fire, air pollution or zoning codes, rules, ordinances or regulations, environmental and hazardous substances laws, or other rules, ordinances or regulations relating to the Property.

        4.13 Consents and Approvals; No Violation. Neither the execution and delivery of this Agreement by Seller nor the consummation by Seller of the transactions contemplated hereby will (a) require Seller to file or register with, notify, or obtain any permit, authorization, consent, or approval of, any governmental or regulatory authority; (b) conflict with or breach any provision of the organizational documents of Seller; (c) violate or breach any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which Seller is a party, or by which Seller, the Property or any of Seller's material assets may be bound; or (d) violate any order, writ, injunction, decree, judgment, statute, law or ruling of any court or governmental authority applicable to Seller, the Property or any of Seller's material assets.

        4.14   Environmental Matters.

     (a) Seller represents and warrants as of the date hereof and as of the Closing that:

     (1)  Seller  and  the  Property   presently   comply  with  all  applicable
Environmental Laws;

       (2) the Property does not now contain and to the best of Seller's knowledge has not contained any: (a) underground storage tank, (b) material amounts of asbestos-containing building material, (c) landfills or dumps, (d) hazardous waste management facility as defined pursuant to the Resource Conservation and Recovery Act ("RCRA") or any comparable state law, or (e) site on or nominated for the National Priority List promulgated pursuant to Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") or any state remedial priority list promulgated or published pursuant to any comparable state law;

       (3) Seller has used no Hazardous Material at the Property nor has it permitted any other person to do so;

        4.15 Foreign Investment and Real Property Tax Act. Seller is not a "foreign person" within the meaning of Sections 1445 or 897 of the Code, and has furnished Buyer with its federal tax identification number, and at closing will execute and deliver to Buyer an affidavit regarding the same, or if Seller fails to execute and deliver such affidavit, Buyer may deduct and withhold from the Purchase Price such amounts as may be required by Buyer in order to satisfy its tax withholding obligations.

        4.16 No Untrue Statement. Neither this Agreement nor any Exhibit nor any written statement or Transaction Document furnished or to be furnished by Seller to Buyer in connection with the transactions contemplated by this Agreement contains or will contain any untrue statement of material fact or omits or will omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

        4.17 Indemnity. Seller shall indemnify and hold Buyer harmless from all loss or damage to the extent they arise from the inaccuracy or breach of any representation or warranty by Seller in this Agreement. This indemnification shall be binding upon successors and assigns of Seller and to the benefit of Buyer and its directors, officers, employees and agents, and their successors and assigns.

                    5.  WARRANTIES, REPRESENTATIONS AND COVENANTS OF BUYER

        Buyer hereby warrants and represents as of the date of this Agreement and as of the Closing and where indicated covenants and agrees as follows:

        5.1 Organization; Authority. Buyer is a corporation duly organized, validly existing and in good standing under laws of Florida and has full power and authority to enter into and perform this Agreement in accordance with its terms, and the persons executing this Agreement on behalf of Buyer have been duly authorized to do so.

        5.2 Authorization; Validity. The execution, delivery and performance of this Agreement have been duly and validly authorized by the Board of Directors of Buyer. This Agreement has been duly and validly executed and delivered by Buyer and (assuming the valid execution and delivery of this Agreement by Seller) constitutes a legal, valid and binding agreement of Buyer enforceable against it in accordance with its terms.

        5.3 Commissions. Buyer has neither dealt with nor does it have any knowledge of any broker or other party who has or may have any claim against Buyer or Seller for a brokerage commission or finder's fee or like payment arising out of or in connection with the transaction provided herein, other than Southgroup Properties , whose commissions shall be paid by Seller.

        5.4 Indemnity. Buyer shall indemnify and hold Seller harmless from all loss or damage to the extent they arise from the inaccuracy or breach of any representation or warranty by Buyer in this Agreement. This indemnification shall be binding upon successors and assigns of Buyer and to the benefit of Seller and its directors, officers, employees and agents, and their successors and assigns.

                           6. POSSESSION; RISK OF LOSS

     6.1 Possession. Possession of the Property will be transferred to Buyer at the conclusion of the Closing.

        6.2 Risk of Loss. All risk of loss to the Property shall remain upon Seller until the conclusion of the Closing. If, before the possession of the Property has been transferred to Buyer, any material portion of the Property is damaged by fire or other casualty and will not be restored by the Closing Date or if any material portion of the Property is taken by eminent domain or there is a material obstruction of access by virtue of a taking by eminent domain, Seller shall, within ten (10) days of such damage or taking, notify Buyer thereof and Buyer shall have the option to:

               (a) terminate this Agreement upon notice to Seller given within ten (10) business days after such notice from Seller, in which case Buyer shall receive a return of its Earnest Money Deposit; or

               (b) proceed with the purchase of the Property, in which event Seller shall assign to Buyer all Seller's right, title and interest in all amounts due or collected by Seller under the insurance policies or as condemnation awards. In such event, the Purchase Price shall be reduced by the amount of any insurance deductible to the extent it reduced the insurance proceeds payable.

                                7. TITLE MATTERS

        7.1    Title.

               (a) Title Insurance. Within ten (10) days after execution of this Agreement by the last to sign of Seller and Buyer, Buyer shall order the Title Insurance Commitment from Chicago Title Insurance Company and the Survey from a reputable surveyor familiar with the Property (Seller agreeing to furnish to Buyer copies of any existing surveys and title information in its possession promptly after execution of this Agreement). Buyer will have fifteen (15) days from receipt of the Title Commitment (including legible copies of all recorded exceptions noted therein) and Survey to notify Seller in writing of any Title Defects, encroachments or other matters not acceptable to Buyer which are not permitted by this Agreement. Any Title Defect or other objection disclosed by the Title Insurance Commitment (other than liens removable by the payment of money) or the Survey which is not timely specified in Buyer's written notice to Seller of Title Defects shall be deemed a Permitted Exception. Seller shall notify Buyer in writing within five (5) days of Buyer's notice if Seller intends to cure any Title Defect or other objection. If Seller elects to cure, Seller shall use diligent efforts to cure the Title Defects and/or objections by the Closing Date (as it may be extended). If Seller elects not to cure or if such Title Defects and/or objections are not cured, Buyer shall have the right, in lieu of any other remedies, to: (i) refuse to purchase the Property, terminate this Agreement and receive a return of the Earnest Money Deposit; or (ii) waive such Title Defects and/or objections and close the purchase of the Property subject to them.

               (b) Miscellaneous Title Matters. If a search of the title discloses judgments, bankruptcies or other returns against other persons having names the same as or similar to that of Seller, Seller shall on request deliver to Buyer an affidavit stating, if true, that such judgments, bankruptcies or the returns are not against Seller. Seller further agrees to execute and deliver to the Title Insurance agent at Closing such documentation, if any, as the Title Insurance underwriter shall reasonably require to evidence that the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized and that there are no mechanics' liens on the Property or parties in possession of the Property other than tenants under Leases and Seller.

                             8. CONDITIONS PRECEDENT

        8.1 Conditions Precedent to Buyer's Obligations. The obligations of Buyer under this Agreement are subject to satisfaction (or written waiver by Buyer) of each of the following conditions or requirements on or before the Closing Date:

               (a) Seller's warranties and representations under this Agreement shall be true and correct, and Seller shall not be in default hereunder.

               (b) All obligations of Seller contained in this Agreement, shall have been fully performed in all material respects and Seller shall not be in default under any covenant, restriction, right-of-way or easement affecting the Property.

               (c) A Title Insurance Commitment in the full amount of the Purchase Price shall have been issued, subject only to Permitted Exceptions.

               (d) The physical and environmental condition of the Property shall be unchanged from the date of this Agreement, ordinary wear and tear excepted.

               (e) Seller shall have delivered to Buyer the following in form reasonably satisfactory to Buyer:

                    (1) General Warranty deed in proper form for recording, duly executed and acknowledged so as to convey to Buyer the fee simple title to the Property, subject only to the Permitted Exceptions;

                    (2)  The Survey;

                    (3) An owner's affidavit, non-foreign affidavit and such further instruments of conveyance, transfer and assignment and other documents as may reasonably be required by Buyer or its counsel in order to effectuate the provisions of this Agreement and the transactions contemplated herein;

                    (4) The originals or copies of any real property tax bills for the Real Property and Improvements for the then current fiscal year and the previous year, and, if requested, the originals or copies of any current water, sewer and utility bills which are in Seller's custody or control;

     (5) Resolutions of Seller authorizing the transactions described herein, certified by the Secretary or Assistant Secretary of Seller;

                    (6) Such other documents as Buyer may reasonably request to effect the transactions contemplated by this Agreement.

               In the event that all of the foregoing provisions of this Section
8.1 are not satisfied and Buyer elects in writing to terminate this Agreement, then the Earnest Money Deposit shall be promptly delivered to Buyer by Escrow Agent and, upon the making of such delivery, neither party shall have any further claim against the other by reasons of this Agreement, except as provided in Article 10.

        8.2 Conditions Precedent to Seller's Obligations. The obligations of Seller under this Agreement are subject to satisfaction (or written waiver by Seller) of each of the following conditions or requirements on or before the Closing date:

               (a) Buyer's warranties and representations under this Agreement shall be true and correct, and Buyer shall not be in default hereunder.

               (b) All of the obligations of Buyer contained in this Agreement shall have been fully performed by or on the date of Closing in compliance with the terms and provisions of this Agreement.

               (c) Buyer shall have delivered to Seller at or prior to the Closing the following, which shall be reasonably satisfactory to Seller:

     (1)Delivery and/or payment of the balance of the Purchase Price in accordance with Section 2.1 at Closing;

     (2)Such other documents as Seller may reasonably request to effect the transactions contemplated by this Agreement.

        In the event that all conditions precedent to Buyer's obligation to purchase shall have been satisfied but the foregoing provisions of this
Section 8.2 have not, and Seller elects in writing to terminate this Agreement, then the Earnest Money Deposit shall be promptly delivered to Seller by Escrow Agent and, upon the making of such delivery, neither party shall have any further claim against the other by reasons of this Agreement, except as provided in Article 10.

        8.3 Best Efforts. Each of the parties hereto agrees to use reasonable best efforts to take or cause to be taken all actions necessary, proper or advisable to consummate the transactions contemplated by this Agreement.

                               9. BREACH; REMEDIES

        9.1 Breach by Seller. In the event of a breach of Seller's covenants or warranties herein and failure by Seller to cure such breach within the time provided for Closing, Buyer may, at Buyer's election (i) terminate this Agreement and receive a return of the Earnest Money Deposit, and the parties shall have no further rights or obligations under this Agreement (except as survive termination); (ii) enforce this Agreement by suit for specific performance; or (iii) waive such breach and close the purchase contemplated hereby, notwithstanding such breach.

        9.2 Breach by Buyer. In the event of a breach of Buyer's covenants or warranties herein and failure of Buyer to cure such breach within the time provided for Closing, Seller's sole remedy shall be to terminate this Agreement and retain Buyer's Earnest Money Deposit as agreed liquidated damages for such breach, and upon payment in full to Seller of such amounts, the parties shall have no further rights, claims, liabilities or obligations under this Agreement (except as survive termination).

                     10. ESCROW AGENT; EARNEST MONEY DEPOSIT

        10.1 Duties. By signing a copy of this Agreement, Escrow Agent acknowledges receipt of the initial Earnest Money Deposit and agrees to comply with the terms hereof insofar as they apply to Escrow Agent. Escrow Agent shall receive and hold the Earnest Money Deposit in trust, to be disposed of in accordance with the provisions of this section and Section 2.2 above.

        10.2 Indemnity. Escrow Agent shall not be liable to either party except for claims resulting from the gross negligence or willful misconduct of Escrow Agent. If the escrow is involved in any controversy or litigation, the parties hereto shall jointly and severally indemnify and hold Escrow Agent free and harmless from and against any and all loss, cost, damage, liability or expense, including costs of reasonable attorneys' fees to which Escrow Agent may be put or which may incur by reason of or in connection with such controversy or litigation, except to the extent it is finally determined that such controversy or litigation resulted from Escrow Agent's gross negligence or willful misconduct. If the indemnity amounts payable hereunder result from the fault of Buyer or Seller (or their respective agents), the party at fault shall pay, and hold the other party harmless against, such amounts.

        10.3 Conflicting Demands. If conflicting demands are made upon Escrow Agent with respect to the escrow, the parties hereto expressly agree that Escrow Agent shall have the absolute right to do either or both of the following: (i) withhold and stop all proceedings in performance of this escrow and await settlement of the controversy by final appropriate legal proceedings or otherwise as it may require; or (ii) file suit for declaratory relief and/or interpleader and obtain an order from the court requiring the parties to interplead and litigate in such court their several claims and rights between themselves. Upon the filing of any such declaratory relief or interpleader suit and tender of the Earnest Money Deposit to the court, Escrow Agent shall thereupon be fully released and discharged from any and all obligations to further perform the duties or obligations imposed upon it by this Agreement. Buyer and Seller agree to respond promptly in writing to any request by Escrow Agent for clarification, consent or instructions. Any action proposed to be taken by Escrow Agent for which approval of Buyer and/or Seller is requested shall be considered approved if Escrow Agent does not receive written notice of disapproval within fourteen (14) days after a written request for approval is received by the party whose approval is being requested. Escrow Agent shall not be required to take any action for which approval of Buyer and/or Seller has been sought unless such approval has been received. No disbursements shall be made, other than as provided in Section 2.2 or to a court in an interpleader action, unless Escrow Agent shall have given written notice of the proposed disbursement to Buyer and Seller and neither Buyer nor Seller shall have delivered any written objection to the disbursement within 14 days after receipt of Escrow Agent's notice. No notice by Buyer or Seller to Escrow Agent of disapproval of a proposed action shall affect the right of Escrow Agent to take any action as to which such approval is not required.

        10.4 Continuing Counsel. Seller acknowledges that Escrow Agent is counsel to Buyer herein and Seller agrees that in the event of a dispute hereunder or otherwise between Seller and Buyer, Escrow Agent may continue to represent Buyer notwithstanding that it is acting and will continue to act as Escrow Agent hereunder, it being acknowledged by all parties that Escrow Agent's duties hereunder are ministerial in nature.

        10.5 Withdrawal. No party shall have the right to withdraw any monies or documents deposited by it with Escrow Agent prior to the Closing or termination of this Agreement except in accordance with the terms of this Agreement.

     10.6 Tax Identification. Seller and Buyer shall provide to Escrow Agent appropriate Federal tax identification numbers.

                                11. MISCELLANEOUS

        11.1   Disclosure.   Neither  party  shall  disclose  the   transactions
contemplated by this Agreement without the prior approval of the other, except where disclosure is required by law.

        11.2 Radon Gas. Radon is a naturally occurring radioactive gas which, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon which exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from the county public health unit.

        11.3 Entire Agreement. This Agreement, together with the Exhibits attached hereto, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may not be modified, amended or otherwise changed in any manner except by a writing executed by Buyer and Seller.

        11.4 Notices. All written notices and demands of any kind which either party may be required or may desire to serve upon the other party in connection with this Agreement may be served (as an alternative to personal service) by registered or certified mail, overnight courier service or facsimile (followed promptly by hard copy) at the addresses set forth below:

               As to Seller:        _________________________________________
                                    =========================================
                                    -----------------------------------------


               As to Buyer:         RRC Acquisitions, Inc.
                                    Attention:  Robert L. Miller
                                    Suite 200, 121 W. Forsyth St.
                           Jacksonville, Florida 32202
                            Facsimile: (904) 634-3428

               With a copy to:      Ulmer, Murchison, Ashby & Taylor
                                    Attention:  William E. Scheu, Esq.
                                    P. O. Box 479
                                    Suite 1600, 200 W. Forsyth St.
                                    Jacksonville, FL 32201 (32202 for courier)
Facsimile: (904) 354-9100

Any such notice or demand given by registered or certified mail or by reputable overnight courier with postage or charges thereon fully prepaid and addressed to the party to be served at the addresses set forth above shall constitute proper notice hereunder upon delivery to the United States Postal Service or to such overnight courier.

        11.5 Headings. The titles and headings of the various sections hereof are intended solely for means of reference and are not intended for any purpose whatsoever to modify, explain or place any construction on any of the provisions of this Agreement.

        11.6 Validity. If any of the provisions of this Agreement or the application thereof to any persons or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement by the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable shall not be affected thereby, and every provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

        11.7 Attorneys' Fees. In the event of any litigation between the parties hereto to enforce any of the provisions of this Agreement or any right of either party hereto, the unsuccessful party to such litigation agrees to pay to the successful party all costs and expenses, including reasonable attorneys' fees, whether or not incurred in trial or on appeal, incurred therein by the successful party, all of which may be included in and as a part of the judgment rendered in such litigation. Any indemnity provisions herein shall include indemnification for reasonable attorneys' fees and costs, whether or not suit be brought and including fees and costs on appeal.


        11.8   Time of Essence.  Time is of the essence of this Agreement.

        11.9 Governing Law. This Agreement shall be governed by the laws of Florida and the parties hereto agree that any litigation between the parties hereto relating to this Agreement shall take place (unless otherwise required by law) in a court located in Duval County, State of Florida. Each party waives its right to jurisdiction or venue in any other location.

        11.10 Successors and Assigns. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No third parties, including any brokers or creditors, shall be beneficiaries hereof.

        11.11 Exhibits. All exhibits attached hereto are incorporated herein by reference to the same extent as though such exhibits were included in the body of this Agreement verbatim.

        11.12 Gender; Plural; Singular; Terms. A reference in this Agreement to any gender, masculine, feminine or neuter, shall be deemed a reference to the other, and the singular shall be deemed to include the plural and vice versa, unless the context otherwise requires. The terms "herein," "hereof," "hereunder," and other words of a similar nature mean and refer to this Agreement as a whole and not merely to the specified section or clause in which the respective word appears unless expressly so stated.

     11.13 Further Instruments, Etc. Seller and Buyer shall, at or after Closing, execute any and all documents and perform any and all acts reasonably necessary to fully implement this Agreement.

     11.14 Survival. The obligations of Seller and Buyer intended to be performed after the Closing shall survive the closing.

     11.15 No Recording. Neither this Agreement nor any notice, memorandum or other notice or document relating hereto shall be recorded.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Witnesses:
                                            RRC ACQUISITIONS, INC.,
_______________________________     a Florida corporation
[ - - - - - - - - - - - - - - - ]
Name (Please Print)
                                       By:
____________________________                Its:
[ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ ]           Date:_____________________, 1995
Name (Please Print)
                                            Tax Identification No. 59-3210155

                                                   "BUYER"

                                             -17-
I:\USERS\WES\REG\FORMS\RAW-LAND.PUR

                                            -----------------------------------
_______________________________     a __________________________________
[ - - - - - - - - - - - - - - - ]
Name (Please Print)
                                       By:
____________________________                Its:
[ - - - - - - - - - - - - - - - ]
Name (Please Print)                         Date:  _____________________, 1995

                                            Tax Identification No:

                                                   "SELLER"




                                            ULMER, MURCHISON, ASHBY & TAYLOR


                                       By:
                                               Its Authorized Representative

                                            Date:  _____________________, 1995

                                                   "ESCROW AGENT"

                                   EXHIBIT "A"

                                Legal Description